Exhibit 10.21
EMPLOYMENT AGREEMENT
Between
Rentech, Inc.
and
Dan J. Cohrs
THIS AGREEMENT is made effective as of October 22, 2008 between Rentech, Inc. (the “Company”) and Dan J. Cohrs (“Executive”).
In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on October 22 , 2008 (the “Commencement Date”) and ending as provided in Section 4 hereof (the “Employment Period”).
2. Position and Duties.
(a) During the Employment Period, Executive shall serve as Executive Vice President and Chief Financial Officer of the Company. During the Employment Period, Executive shall render such administrative, financial and other executive and managerial services to the Company and its affiliates (the “Company Group”) as are consistent with Executive’s position and the by-laws of the Company and as the Chief Executive Officer (“CEO”) may from time to time reasonably direct. Executive shall also serve for no additional compensation or remuneration as an officer or director of such subsidiaries of the Company as may from time to time be designated by the CEO or the Board of Directors of the Company (the “Board”).
(b) During the Employment Period, Executive shall report to the CEO and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall perform his duties, responsibilities and functions to the Company hereunder to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company’s policies and procedures in all material respects. In performing his duties and exercising his authority under this Agreement, Executive shall support and implement the business and strategic plans approved from time to time by the Board and shall support and cooperate with the Company’s efforts to operate in conformity with the business and strategic plans approved by the Board. During the Employment Period, Executive shall not serve as an officer or director of, or otherwise perform services for compensation for, any other entity without the prior written consent of the Board which shall not be unreasonably withheld, provided, that Executive may continue to serve on the Board of Managers of Agency 3.0, LLC to the extent that such service does not interfere in any significant respect with Executive’s performance of his duties and responsibilities hereunder. Executive may serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations so long as such activities do not interfere with Executive’s regular performance of duties and responsibilities hereunder in any material respect. Nothing contained herein shall preclude Executive from (i) engaging in charitable and community activities, (ii) participating in industry and trade organization activities, and (iii) managing his and his family’s personal investments and affairs; provided, that Executive shall not have any ownership interest (of record or beneficial) in any firm, corporation, partnership, proprietorship or other business that competes directly with the Company’s Fischer-Tropsch business except for (x) an investment of not more than 1.0% of the outstanding securities of a company traded on a public securities exchange or (y) investments made through public mutual funds.

3. Compensation and Benefits.
(a) Base Salary. The Company shall pay Executive an annual salary (the “Base Salary”) at the rate of $300,000 in regular installments in accordance with the Company’s ordinary payroll practices (in effect from time to time), but in any event no less frequently than monthly. Executive shall be eligible for an annual review of his Base Salary based on performance as determined by the Board in its sole discretion.
(b) Bonuses and Incentive Compensation.
(i) Annual Bonus. For each fiscal year ending during the Employment Period, Executive will be eligible to earn an annual bonus based on achievement of performance criteria established by the Board as soon as administratively practicable following the beginning of each such fiscal year (the “Annual Bonus”). The target amount (the “Target Bonus”) of Executive’s Annual Bonus shall equal 60% of Executive’s Base Salary (at the annual rate in effect at the start of the fiscal year), with a maximum Annual Bonus in an amount equal to 120% of Executive’s Base Salary (at the annual rate in effect at the start of the fiscal year). For the avoidance of doubt, the amount of any Annual Bonus may be greater than or less than the Target Bonus (and may equal zero), as determined in the sole discretion of the Board or the Board’s Compensation Committee. The Company shall pay the Annual Bonus for each fiscal year after the end of the Company’s fiscal year in accordance with procedures established by the Board, but in no event later than the fifteenth day of the third month following the end of such fiscal year. To be eligible for an Annual Bonus pursuant to this Section 3(b), Executive must be an employee of the Company on the last day of the relevant fiscal year.
(ii) Equity Grant. The Company shall grant to Executive, no later than December 31, 2008 (subject to Executive’s not having been terminated for Cause or resigned without Good Reason prior to such grant date), 325,000 restricted stock units (“Restricted Stock Units”) that are to be settled in common stock of the Company (“Common Stock”). Such Restricted Stock Units will vest over a three-year period such that one-third of the Restricted Stock Units will vest and, with respect to vesting Restricted Stock Units, be settled within 30 days after vesting on each of (i) the one-year anniversary of the Commencement Date, (ii) the two-year anniversary of the Commencement Date, and (iii) the three-year anniversary of the Commencement Date, subject to Executive’s continued employment with the Company through each such vesting date. The Restricted Stock Units shall be governed by and subject to the award agreement to be entered into between Executive and the Company, substantially in the form of Exhibit A. The Company shall also grant to Executive, no later than December 31, 2008 (subject to Executive’s not having been terminated for Cause or resigned without Good Reason prior to such grant date), awards covering 110,500 performance shares, which awards shall vest and become payable in part based on the attainment of targets relating to the Company’s absolute share price and in part based on the attainment of targets relating to the Company’s total shareholder return, as determined by the Board pursuant to the agreements that govern those awards (together, the “Performance Shares”). The Performance Shares shall be governed by and subject to the award agreements to be entered into between Executive and the Company, substantially in the forms of Exhibits B and C hereto. The Company shall file a registration statement on Form S-8 covering the Restricted Stock Units and the Performance Shares no later than December 31, 2008. Executive shall be eligible to be granted additional equity compensation awards as determined by the Board in its sole discretion, recognizing that neither the Restricted Stock Units nor the Performance Shares are intended to take the place of all or any part of any awards that the Board may, in its sole discretion, award Executive as part of any additional awards to be made during 2009 or later years.

(iii) Commencement Payment. Within 30 days after the Commencement Date, the Company shall make a one-time payment to Executive of $25,000.
(c) Expenses. During the Employment Period, the Company shall, subject to Section 19 below, (i) reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement in accordance with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses for senior executives and (ii) pay to Executive a monthly automobile allowance of $1,000.
(d) Other Benefits. Executive shall also be entitled to the following benefits during the Employment Period:
(i) participation in the Company’s retirement plans, health and welfare plans, disability insurance plans and other benefit plans of the Company as in effect from time to time, under the terms of such plans and to the same extent and under the same conditions such participation and coverages are provided generally to other senior executives of the Company;
(ii) coverage for services rendered to the Company, its subsidiaries and affiliates while Executive is a director or officer of the Company, or of any of its subsidiaries or affiliates, under director and officer liability insurance policy(ies) maintained by the Company from time to time; and
(iii) five weeks of vacation per year.
Nothing contained in this Section 3(d) shall, or shall be construed so as to, obligate the Company to adopt or maintain any plan, program or policy at any time.
4. Termination. The Employment Period shall end on the third anniversary of the Commencement Date; provided, however, that the Employment Period shall be automatically renewed for successive one-year terms thereafter on the terms and conditions of this Agreement in effect at the time of such renewal unless either party provides the other party with notice that it has elected not to renew the Employment Period at least 90 days prior to the end of the initial Employment Period or any subsequent extension thereof. Notwithstanding the foregoing, (i) the Employment Period shall terminate immediately upon Executive’s resignation (with or without Good Reason, as defined herein), death or Disability (as defined herein) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined herein) or without Cause. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive, but in no event more than 90 days from the date of such notice. The termination of the Employment Period shall not affect the respective rights and obligations of the parties which, pursuant to the terms of this Agreement, apply following the date of Executive’s termination of employment with the Company.

5. Severance.
(a) Termination Without Cause or for Good Reason. In the event that Executive incurs a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) (1) by the Company without Cause (as defined herein), or (2) by Executive for Good Reason (as defined herein), then, subject to Executive’s execution and non-revocation of a Release substantially in the form attached as Exhibit D within 30 days after such Separation from Service, Executive shall be entitled to the benefits set forth below in this Section 5(a). Each payment under this Section 5(a) shall be treated as a separate payment for purposes of Section 409A (as defined below).
(i) The Company shall pay Executive an amount equal to one times Executive’s Base Salary plus one times Executive’s Target Bonus (as in effect on the date of Executive’s termination). The severance amount described in the previous sentence shall be paid as follows, subject to Section 19 below: (A) the continuation of Base Salary shall be paid in substantially equal installments over a period of one year from Executive’s Separation from Service in accordance with the payroll practices of the Company in effect from time to time and (B) the Target Bonus shall be paid on the date that executive bonuses are paid generally for the fiscal year in which the date of termination took place, which shall, in any event, be no later than two and one-half months after the end of such fiscal year;
(ii) The RSUs and Performance Shares shall be governed by the terms of the applicable award agreements.
(iii) Executive shall be entitled to benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), under Section 4980B of the Code, or any replacement or successor provision of United States tax law, subject to Executive’s valid election to receive COBRA benefits, with the premium paid at the Company’s expense until the first to occur of (A) eighteen months from the date of termination, (B) the expiration of the period of time during which Executive is entitled to continuation coverage under the Company’s group health plan under COBRA, or (C) such date that Executive becomes eligible for coverage under the group health plan of another employer.
In addition, if Executive’s employment terminates pursuant to this Section 5(a), the Company shall pay Executive the amounts described in Section 5(d)(i), (ii) and (iii) within 30 days of the date of termination (or such earlier date as may be mandated by applicable law) and shall pay or provide the other benefits described in Section 5(d) in accordance therewith.
(b) Termination for Cause or Voluntary Resignation. In the event that Executive’s employment with the Company is terminated (i) by the Board for Cause or (ii) by Executive’s resignation from the Company for any reason other than Good Reason or Disability (as defined herein), subject to applicable law, the Company agrees to the following:
(i) The RSUs and Performance Shares shall be governed by the terms of the applicable award agreements
(ii) The Company shall pay Executive the amounts described in Section 5(d)(i), (ii) and (iii) within 30 days of the date of termination (or such earlier date as may be mandated by applicable law) and shall pay or provide the other benefits described in Section 5(d) in accordance therewith.
For purposes of this Agreement, Executive’s voluntary resignation or retirement shall be considered Executive’s resignation from the Company without Good Reason.
(c) Death or Disability. In the event that Executive’s employment with the Company is terminated as a result of Executive’s death or Disability, the Company agrees to the following:
(i) The RSUs and Performance Shares shall be governed by the terms of the applicable award agreements.
(ii) The Company shall pay Executive the amounts described in Section 5(d)(i), (ii) and (iii) within 30 days of the date of termination (or such earlier date as may be mandated by applicable law) and shall pay or provide the other benefits described in Section 5(d) in accordance therewith.

(d) Payments Upon Termination of Employment. In the case of any termination of Executive’s employment with the Company, Executive or his estate or legal representative shall be entitled to receive, to the extent permitted by applicable law, from the Company (i) Executive’s Base Salary through the date of termination to the extent not previously paid, (ii) to the extent not previously paid, the amount of any Annual Bonus earned by Executive during any fiscal year of the Company ended prior to the date on which Executive’s employment with the Company terminates, as determined by the Board or the Board’s Compensation Committee and communicated to Executive prior to Executive’s termination of employment, (iii) any vacation pay, expense reimbursements and other cash entitlements accrued by Executive, in accordance with Company policy for senior executives, as of the date of termination to the extent not previously paid, and (iv) all vested benefits accrued by Executive under all benefit plans and qualified and nonqualified retirement, pension, 401(k) and similar plans and arrangements of the Company, in such manner and at such times as are provided under the terms of such plans and arrangements. The RSUs, Performance shares and any other equity awards that may be outstanding at the time of termination shall be governed by the terms of the plans or arrangements under which such awards were created or maintained.
(e) Termination Without Cause, Non-Renewal or for Good Reason Following a Change in Control. In the event that Executive incurs a Separation from Service during the period beginning three months before and ending two-years immediately following a Change in Control (as defined herein) of the Company (1) by the Company without Cause, (2) as a result of the Company electing not to renew the Agreement in accordance with Section 4 above on terms and conditions substantially similar to those contained herein, if, at the time of such non-renewal, (A) Executive is willing and able to continue providing services on terms and conditions substantially similar to those contained in this Agreement and (B) the Company has not, since the date of such Change in Control, already renewed this Agreement for a period of two or more years from the date of such Change of Control in accordance with Section 4 above, or (3) by Executive for Good Reason, in any case, then, subject to Executive’s execution and non-revocation of a Release substantially in the form attached as Exhibit D within 30 days after such Separation from Service, Executive shall be entitled to the benefits set forth below in this Section 5(e).
(i) The Company shall pay Executive the payments set forth in Section 5(a)(i) in accordance with the terms and conditions set forth in Section 5(a); provided, however, that in determining the amount of payment due under Section 5(a)(i), Executive’s actual Annual Bonus for the year preceding the Change in Control shall be used, if higher than his Target Bonus; and provided, further, that, subject to Section 19 below, payments pursuant to Sections 5(a)(i) shall be made in a lump sum (A) if the Separation from Service occurs during the three-month period preceding the Change in Control, on the 95th day following such Separation from Service (to the extent not previously paid in accordance with Section 5(a)(i)), and (B) if the Separation from Service occurs during the two-year period following the Change in Control, no later than 10 business days after Executive’s Separation from Service.
(ii) The RSUs and Performance Shares shall be governed by the terms of the applicable award agreements.
In addition, if Executive’s employment terminates pursuant to this Section 5(e), the Company shall pay Executive the amounts described in Section 5(d)(i), (ii) and (iii) within 30 days of the date of termination (or such earlier date as may be mandated by applicable law) and shall pay or provide the other benefits described in Section 5(d) in accordance therewith.

(f) Non-Renewal. In the event that Executive incurs a Separation from Service as a result of the Company electing not to renew the Agreement in accordance with Section 4 above on terms and conditions substantially similar to those contained herein and, (A) at the time of such non-renewal, Executive is willing and able to continue providing services on terms and conditions substantially similar to those contained in this Agreement and (B) Section 5(e) does not apply to such non-renewal, then, subject to Executive’s execution and non-revocation of a Release substantially in the form attached as Exhibit D within 30 days after such Separation from Service, Executive shall be entitled to the benefits set forth below in this Section 5(f).
(i) The Company shall pay Executive an amount equal to twelve months of Executive’s Base Salary (as in effect on the date of Executive’s termination), which amount shall, subject to Section 19 below, be paid in substantially equal installments over a period of twelve months from Executive’s Separation from Service in accordance with the payroll practices of the Company in effect from time to time. Each payment under this Section 5(f) shall be treated as a separate payment for purposes of Section 409A. In addition, upon a non-renewal described in this Section 5(f), if Executive has not already been awarded an Annual Bonus in respect of the fiscal year immediately preceding such non-renewal, the Company may, in its sole discretion, award an Annual Bonus to Executive in respect of such fiscal year based on Executive’s service and the attainment of applicable performance objectives during such fiscal year.
(ii) The RSUs and Performance Shares shall be governed by the terms of the applicable award agreements.
In addition, if Executive’s employment terminates pursuant to this Section 5(f), the Company shall pay Executive the amounts described in Section 5(d)(i), (ii) and (iii) within 30 days of the date of termination (or such earlier date as may be mandated by applicable law) and shall pay or provide the other benefits described in Section 5(d) in accordance therewith.
(g) Excess Parachute Payments.
(i) In the event any payment granted to Executive pursuant to the terms of this Agreement or otherwise (a “Payment”) is determined to be subject to any excise tax (“Excise Tax”) imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to Executive, no later than the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount (a “Gross-Up Payment”) which, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (A) the Excise Tax on such Payment plus (B) any penalty and interest assessments associated with such Excise Tax.
(ii) The determinations to be made with respect to this Section 5(g) shall be made by a certified public accounting firm designated by the Company and reasonably acceptable to Executive and Executive may rely on such determination in making payments to the Internal Revenue Service.
(iii) Notwithstanding anything herein to the contrary, any Gross-Up Payment or any payment of any income or other taxes to be paid by the Company under this Section 5(g) shall be made by the Company no later than the end of Executive’s taxable year next following Executive’s taxable year in which Executive remits the related taxes. Any costs and expenses incurred by the Company on behalf of Executive under this Section 5(g) due to any tax contest, audit or litigation shall be paid by the Company as incurred and, in any event, no later than the end of Executive’s taxable year following Executive’s taxable year in which the taxes that are the subject of the tax contest, audit or litigation are remitted to the taxing authority, or where as a result of such tax contest, audit or litigation no taxes are remitted, the end of Executive’s taxable year following Executive’s taxable year in which the audit is completed or there is a final and non-appealable settlement or other resolution of the contest or litigation.

(h) No Other Payments. Except as provided in Sections 5(a), (b), (c), (d), (e), (f) and (g) above, all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA).
(i) No Mitigation, No Offset. In the event of Executive’s termination of employment for whatever reason, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due him under this Agreement or otherwise on account of any remuneration attributable to any subsequent employment or claims asserted by the Company or any affiliate, provided, that this provision shall not apply with respect to any amounts that Executive owes to the Company or any member of the Company Group on account of any amount in respect of which Executive is obligated to make repayment to the Company or any member of the Company Group.
(j) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(i) “Cause” shall mean one or more of the following:
(A) the conviction of, or an agreement to a plea of nolo contendere to, a crime involving moral turpitude or any felony;
(B) Executive’s willful refusal substantially to perform duties as reasonably directed by the CEO under this or any other agreement;
(C) in carrying out his duties, Executive engages in conduct that constitutes fraud, willful neglect or willful misconduct which, in either case, would result in demonstrable material harm to the business, operations, prospects or reputation of the Company;
(D) a material violation of the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) or other federal or state securities law, rule or regulation; or
(E) any other material breach of this Agreement.
For purpose of this Agreement, the Company is not entitled to assert that Executive’s termination is for Cause unless the Company, following a determination by the CEO, gives Executive written notice describing the facts which are the basis for such termination and such grounds for termination (if susceptible to correction) are not corrected by Executive within 30 days of Executive’s receipt of such notice to the reasonable, good faith satisfaction of the Board.

(ii) “Change in Control” shall mean the first to occur of any of the following events:
(A) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(B) During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 5(j)(ii)(A) or Section 5(j)(ii)(C)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(C) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(1) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(2) After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 5(j)(ii)(C)(2) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(D) The Company’s stockholders approve a liquidation or dissolution of the Company.
(iii) “Disability” shall mean Executive’s being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(iv) “Good Reason” shall mean Executive’s resignation from employment with the Company prior to the end of the Employment Period as a result of one or more of the following reasons:
(A) the Company materially reduces the amount of Executive’s then current Base Salary;
(B) a material diminution in Executive’s authority, duties or responsibilities;
(C) a material breach of this Agreement by the Company; or
(D) a material change to the geographic location at which Executive must provide services (within the meaning of Section 409A, provided, however, that in no event shall a relocation of less than 50 miles be deemed material for purposes of this clause (D)).

For purposes of this Agreement, a termination of employment by Executive shall not be deemed to be for Good Reason unless (i) Executive gives the Board written notice describing the event or events which are the basis for such termination within 90 days after the event or events occur, (ii) such grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of the Company’s receipt of such notice to the reasonable, good faith satisfaction of Executive, and (iii) Executive terminates his employment no later than 30 days after Executive provides notice to the Company in accordance with clause (i) of this paragraph.
6. Insurance; Indemnification and Advancement of Expenses.
(a) Insurance. The Company agrees to maintain director’s and officer’s liability insurance covering the Executive for services rendered to the Company, its subsidiaries and affiliates while Executive is a director or officer of the Company or any of its subsidiaries or affiliates.
(b) Indemnification and Advancement of Expenses. Executive shall be entitled to the benefits of Articles Thirteen and Fourteen of the Company’s Amended and Restated Articles of Incorporation and the Company shall not amend such provisions during the Employment Period without advance written notice to Executive. The Company shall not during the Employment Period enter into any supplemental indemnification agreement with its directors or executive officers, as such, unless Executive is offered an agreement containing terms pertaining to indemnification and advancement of expenses that are substantially identical to the most favorable indemnification and advancement of expenses terms provided to such directors or executive officers (excepting standard “Side A” and similar arrangements customarily provided solely to non-employee directors), which agreement may not be amended without advance written notice to Executive.
7. Confidential Information. Executive agrees to enter into the Company’s form of Confidentiality and Invention Assignment Agreement attached hereto as Exhibit E simultaneously with the execution of this Agreement.
8. Non-Solicitation.
(a) During the Employment Period and for one year thereafter (the “Restricted Period”), Executive shall not directly or indirectly through another person or entity (i) induce, solicit, encourage or attempt to induce, solicit or encourage any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof; or (ii) use the Company’s confidential or proprietary information to induce, solicit, encourage or attempt to induce, solicit or encourage any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company (including, without limitation, making any negative or disparaging statements or communications regarding the Company). The Company covenants that it will not, and it will direct members of senior management of the Company and the Board not to, make any negative or disparaging statements or communications regarding Executive.
(b) If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this Section 8 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

(c) Executive acknowledges that in the event of the breach or a threatened breach by Executive of any of the provisions of this Section 8, the Company would suffer irreparable harm, and, in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of Section 8 (a), the Restricted Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured.
9. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under, any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound which has not been waived; (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, except agreements with Agency 3.0, LLC, Skycrest Ventures, LLC and ClearMedia Inc., none of the terms or conditions of which will be violated by Executive’s entry into this Agreement, Executive’s employment with the Company or Executive’s performance of his duties and responsibilities hereunder; and (iii) on the Commencement Date, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of such right. Executive further represents that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.
10. Employment At-Will. Subject to the termination and severance obligations provided for in this Agreement, notably in Sections 4 and 5 hereof, and subject to the termination and severance provisions contained in the agreements that govern the Restricted Stock Units and the Performance Shares, Executive hereby agrees that the Company may dismiss him and terminate his employment with the Company, with or without advance notice and without regard to (i) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) any statements made to Executive, whether made orally or contained in any document, pertaining to Executive’s relationship with the Company, or (iii) the existence or non-existence of Cause. Inclusion under any benefit plan or compensation arrangement will not give Executive any right or claim to any benefit hereunder except to the extent such right has become fixed under the express terms of this Agreement.

11. Notices. All notices or communications hereunder shall be in writing, addressed as follows:
To the Company:
Chief Executive Officer
Rentech, Inc.
10877 Wilshire Blvd. Suite 710
Los Angeles, CA 90024
with a copy to:
General Counsel
Rentech, Inc.
10877 Wilshire Blvd. Suite 710
Los Angeles, CA 90024
To Executive:
To the address on file in the permanent records of the Company at the time of the notice.
In the event the Company shall relocate its executive offices, the then-effective address shall be substituted for that set forth above. All notices hereunder shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon confirmation of receipt by the sender of such transmission.
12. Severability. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.
13. Complete Agreement. This Agreement, the LTIP Award Agreement(s) and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the beneficiaries, heirs and representatives of Executive and the successors and assigns of the Company (including without limitation, any successor due to reincorporation of the Company or formation of a holding company). The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a majority of its assets, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Executive may not assign his rights (except by will or the laws of descent and distribution or to a trust for the purpose of estate or tax planning for the benefit of Executive’s spouse and/or children) or delegate his duties or obligations hereunder. Except as provided by this Section 16, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

17. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California regardless of the law that might be applied under principles of conflicts of laws.
18. Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.
19. Internal Revenue Code Section 409A.
(a) General. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Commencement Date (“Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Commencement Date, the Company determines in good faith that any compensation or benefits payable under this Agreement may not be either exempt from or compliant with Section 409A, the Company shall consult with Executive and adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other commercially reasonable actions necessary or appropriate to (i) preserve the intended tax treatment of the compensation and benefits payable hereunder, to preserve the economic benefits of such compensation and benefits, and/or to avoid less favorable accounting or tax consequences for the Company and/or (ii) to exempt the compensation and benefits payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 19(a) does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify the Executive for any failure to do so.
(b) Specified Employee. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payment under Section 5 above, shall be paid to Executive during the 6-month period following his Separation from Service to the extent that the Company determines that Executive is a “specified employee” at the time of such Separation from Service (within the meaning of Section 409A) and that that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes, including as a result of Executive’s death), the Company shall pay to Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such 6-month period, along with interest at the prime rate (as reported in the Wall Street Journal or such other source as the Company deems reliable) from the date such payments were otherwise due to the date of payment. The Company’s determination as to whether such six-month delay is required by this sub-paragraph shall be made in good faith by the Company after consultation between the Company and Executive.
(c) Reimbursements. To the extent that any reimbursements, including without limitation any reimbursements pursuant to Section 3(c) above and Section 23 below, are determined to constitute taxable compensation to Executive, then such reimbursements shall be paid to Executive promptly following proper substantiation in accordance with applicable Company policy, but in no event after December 31st of the year following the year in which the expense was incurred (and such reimbursements shall be contingent upon Executive’s timely submission of proper substantiation). The amount of any such expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year and Executive’s right to reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

20. Insurance. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered advisable. Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.
21. Withholding. Any payments made or benefits provided to Executive under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.
22. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with the Executive’s employment by the Company that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by Executive, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association. The Company will pay the direct costs and expenses of any such arbitration, including the fees and costs of the arbitrator; provided, however, that the arbitrator may, at his or her election, award attorneys’ fees to the prevailing party, if permitted by applicable law.
23. Legal Fees; The Company agrees that in connection with the commencement of Executive’s employment hereunder it will reimburse Executive for (a) legal fees and expenses actually incurred in connection with the review and preparation of this Agreement in an amount not to exceed $10,000, payable promptly, but in any event within 60 days after the Commencement Date.
24. Executive’s Cooperation. During the Employment Period and thereafter, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company Group during the Employment Period (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may come into Executive’s possession during the Employment Period); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment. In the event the Company requires Executive’s cooperation in accordance with this Section 24, the Company shall reimburse Executive for reasonable out-of-pocket expenses (including travel, lodging and meals) incurred by Executive in connection with such cooperation, subject to reasonable documentation. In the event that the obligations under this Section 24 require more than 20 hours of the Executive’s time after the termination of the Employment Period, the Company shall thereafter also pay to Executive compensation at an hourly rate equal to the result of (a) the Base Salary applicable on the date of the termination of Executive’s employment, divided by (b) 1,750.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

RENTECH, INC.
/s/ D. Hunt Ramsbottom, Jr.
By: D. Hunt Ramsbottom, Jr.
Title:	President and CEO

/s/ Dan J. Cohrs
Dan J. Cohrs

EXHIBIT A

RENTECH, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

RENTECH, INC. TIME VESTING
INDUCEMENT RESTRICTED STOCK UNIT AWARD
PREAMBLE
Pursuant to this Restricted Stock Unit Agreement dated [_____] (including Appendix A hereto, the “Agreement”), Rentech, Inc. (the “Company”) hereby grants Dan J. Cohrs (the “Executive”), the following award of Restricted Stock Units (“RSUs”)as a material inducement, within the meaning of Section 711(a) of the Rules of the American Stock Exchange, for the Executive to accept employment with the Company pursuant to that certain Employment Agreement, dated as of [_____], between the Executive and the Company (the “Employment Agreement”). The grant of RSUs contemplated by this Agreement shall be in satisfaction of the Company’s obligation to grant RSUs arising under Section 3(b)(ii) of the Employment Agreement. Subject to the terms and conditions of this Agreement, the principal features of this award are as follows:
Number of RSUs: 325,000 (the “Grant Amount”)
Grant Date: [_____] (the “Grant Date”)
Vesting Start Date: [_____] (the “Vesting Start Date”)
Vesting of RSUs: This award will vest and become nonforfeitable as to one-third of the RSUs subject hereto on each of the first three anniversaries of the Vesting Start Date, subject to the Executive’s continued employment with the Company or any Subsidiary through each such anniversary, provided, that if the Executive’s employment with the Company or any Subsidiary is terminated by the Company without Cause or by the Executive with Good Reason (each as defined in the Employment Agreement), then, to the extent not previously vested, a number of RSUs shall vest and become nonforfeitable immediately prior to such termination equal to the number of RSUs that would have vested had the Executive remained continuously employed by the Company for a period of one year after such termination and, provided, further, that if the Executive remains continuously employed by the Company or any Subsidiary through a Change in Control or the Executive’s employment with the Company or any Subsidiary terminates due to the Executive’s death or Disability (as defined in the Employment Agreement), in any case, prior to the vesting of any RSUs granted hereunder, then, to the extent not previously vested, all RSUs granted hereunder shall vest in full upon such occurrence and, provided, further, that if a Change in Control occurs during the two-month period immediately after the Executive’s termination of employment other than due to a termination by the Company for Cause or by the Executive without Good Reason, then all RSUs granted hereunder shall vest in full upon such Change in Control (any date on which any RSUs vest in accordance herewith, a “Vesting Date”).

The Executive’s signature below indicates the Executive’s agreement with and understanding that this award is subject to all of the terms and conditions contained in this Agreement (including Appendix A). THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, INCLUDING APPENDIX A HERETO, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT OF RSUS.

RENTECH, INC.	EXECUTIVE

By:	DAN J. COHRS

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
1. Grant. The Company hereby grants to the Executive, in accordance with the Employment Agreement and as a material inducement, within the meaning of Section 711(a) of the Rules of the American Stock Exchange, to accept employment with the Company, as of the Grant Date, an award of the Grant Amount of RSUs, subject to the terms and conditions contained in this Agreement. As a further condition to the Company’s obligations under this Agreement, the Executive’s spouse, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A.
2. Definitions.
a. “Agreement” shall have the meaning provided in the Preamble.
b. “Board” means the Board of Directors of the Company.
c. “Change in Control” means:
i.	A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

ii.	During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(c)(i) or Section 2(c)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

iii.	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(A)	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)	After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, that no person or group shall be treated for purposes of this Section 2(c)(iii)(B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
iv.	The Company’s stockholders approve a liquidation or dissolution of the Company.
d.	“Code” means the Internal Revenue Code of 1986, as amended, together with the regulations and other official guidance promulgated thereunder.

e.	“Committee” means the committee of the Board described in Article 12 of the Company’s Amended and Restated 2006 Incentive Award Plan.

f.	“Company” shall have the meaning provided in the Preamble.

g.	“Executive” shall have the meaning provided in the Preamble.

h.	“Employment Agreement” shall have the meaning provided in the Preamble.

i.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

j.	“Fair Market Value” means, as of any given date, the value of a share of Stock determined as follows:
(i)	If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)	If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)	If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

k.	“Grant Date” shall have the meaning provided in the Preamble.

l.	“RSUs” shall have the meaning provided in the Preamble.

m.	“Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Section 11 below.

n.	“Subsidiary” means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
3. RSUs. Each RSU that vests on an applicable Vesting Date shall represent the right to receive payment, in accordance with Section 6 below, of one share of Stock. Unless and until an RSU vests, the Executive will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
4. Vesting. The RSUs shall vest in accordance with the vesting schedule provided in the Grant Notice to which this Appendix is attached.
5. Termination of RSUs. Upon the Executive’s termination of continuous employment with the Company or any Subsidiary, all RSUs that have not vested as of such termination (taking into consideration any vesting that may occur in connection with such termination) shall automatically be forfeited and canceled without payment of consideration therefor, provided, that if the Executive’s employment is terminated other than by the Company for Cause or the Executive without Good Reason, then all RSUs that are unvested as of such termination of employment (after taking into consideration any vesting that may occur in connection with such termination) shall remain outstanding and eligible to vest upon a Change in Control occurring within the two-month period immediately following such termination, but shall otherwise cease to vest in accordance with the vesting schedule provided in the Preamble upon such termination and shall instead vest only upon the occurrence of a Change in Control during such two-month period, and any RSUs that remain outstanding in accordance with this proviso shall automatically be forfeited and canceled without payment of consideration therefor upon the expiration of such two-month period if no Change in Control has occurred during such two-month period.
6. Payment after Vesting. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Executive (or in the event of the Executive’s death, to his or her estate) in whole shares of Stock. The Company shall make such payments as soon as practicable after the applicable Vesting Date, but in any event within thirty (30) days after such Vesting Date, provided, that notwithstanding the foregoing, if any RSUs vest upon the consummation of a Change in Control occurring after the Executive’s termination of employment in accordance with the vesting provisions set forth in the Preamble, then payments in respect of any such RSUs shall be made no later than ten (10) days after such Vesting Date.

7. Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Executive to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Executive’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the RSUs. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow the Executive to elect to have the Company withhold shares of Stock otherwise issuable under this Agreement (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld, provided, that the number of shares of Stock which may be so withheld with respect to a taxable event arising in connection with the RSUs shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.
8. Rights as Stockholder. Neither the Executive nor any person claiming under or through the Executive will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable hereunder unless and until certificates representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Executive or any person claiming under or through the Executive.
9. Non-Transferability. The rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated by the Executive in any way in favor of any party other than the Company or a Subsidiary (whether by operation of law or otherwise) other than to a trust for the purpose of estate or tax planning for the benefit of Executive’s spouse and/or children, and shall not be subjected to any lien, obligation or liability of the Executive to any party other than the Company or a Subsidiary, other than by the laws of descent and distribution. Upon any attempt by the Executive to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Executive under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void. Notwithstanding the foregoing, the Company may assign any of its rights under this Agreement to single or multiple assignees, in which case any such assignee shall perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such assignment had taken place, and this Agreement shall inure to the benefit of the successors and assigns of the Company.
10. Distribution of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to this Agreement unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that the Executive make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Executive to comply with any timing or other restrictions with respect to the settlement of any RSUs, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of this Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Executive any certificates evidencing shares of Stock issued upon settlement of any RSUs under this Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11. Adjustments in Capitalization.
a.	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make proportionate adjustments to any or all of the following in order to reflect such change: (a) the aggregate number and kind of shares that may be issued under this Agreement; and (b) the terms and conditions of the RSUs. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

b.	In the event of any transaction or event described in Section 11(a) above or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of this Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Executive’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
i.	To provide for either (A) termination of this Agreement in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the vesting and payment of RSUs under this Agreement as of the date of such termination (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 11(b), the Committee determines in good faith that no amount would have been attained upon the realization of the Executive’s rights, then the RSUs may be terminated by the Company without payment), or (B) the replacement of such RSUs with other rights or property selected by the Committee in its sole discretion;
ii.	To provide that the RSUs be (A) assumed by a successor or survivor corporation, or a parent or subsidiary thereof, or (B) substituted for by a similar award covering the stock of a successor or survivor corporation, or a parent or subsidiary thereof, in either case, with appropriate adjustments as to the number and kind of shares and prices;
iii.	To make adjustments in the number and type of shares of Stock (or other securities or property) subject to the RSUs and/or in the terms and conditions of the RSUs;
iv.	To provide that RSUs subject to this Agreement shall be payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in this Agreement; and
v.	To provide that the RSUs cannot vest or become payable after such event.

12. Authority. The Committee or the Board, as applicable, shall have the power to interpret this Agreement and to adopt and interpret such rules for its administration, interpretation and application as are consistent with the terms hereof (including, but not limited to, the determination of whether or not any RSUs have vested and become payable). All actions taken and all interpretations and determinations made by the Committee or the Board in good faith will be final and binding upon the Executive, the Company and any and all other interested persons. No member of the Committee or the Board will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement and, to the greatest extent allowable pursuant to applicable law, each member of the Committee and the Board shall be fully indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with such administration of this Agreement.
13. No Effect on Service Relationship. Nothing in this Agreement shall confer upon the Executive any right to serve or continue to serve as an employee, consultant or director of the Company or its affiliates.
14. Severablility. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
15. Tax Consultation. The Executive understands that he may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Executive represents that the Executive has consulted with any tax consultants that he deems advisable in connection with the RSUs and that the Executive is not relying on the Company for tax advice.
16. Amendment. Subject to Section 11 above and Section 18 below, this Agreement may only be amended, modified or terminated by a writing executed by the Executive and by a duly authorized representative of the Company.
17. Relationship to other Benefits. Neither the RSUs nor payment in respect thereof shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.
18. Code Section 409A. The RSUs are not intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Code Section 409A. Nevertheless, to the extent that the Committee determines that any RSUs may not be exempt from (or compliant with) Code Section 409A, the Committee may amend this Agreement in a manner intended to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the RSUs from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (b) comply with the requirements of Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Code Section 409A.
19. Governing Law. The laws of the State of Colorado shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
21. Fractional Shares. No fractional shares of Stock shall be issued under this Agreement and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
22. Section 16 Limitations. Notwithstanding any other provision of this Agreement, if the Executive is subject to Section 16 of the Exchange Act, then this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

EXHIBIT A
CONSENT OF SPOUSE
I,                     , spouse of                     , have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to receive Rentech, Inc. Restricted Stock Units as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: , _____	Name:

EXHIBIT B

RENTECH, INC.

ABSOLUTE SHARE PRICE TARGET
INDUCEMENT PERFORMANCE SHARE AWARD AGREEMENT

RENTECH, INC. ABSOLUTE SHARE PRICE TARGET
INDUCEMENT PERFORMANCE SHARE AWARD AGREEMENT
THIS ABSOLUTE SHARE PRICE TARGET PERFORMANCE SHARE AWARD AGREEMENT (the “Award Agreement”), dated as of [_____] (the “Grant Date”), by and between Rentech, Inc., a Colorado corporation (the “Company”), and Dan J. Cohrs (the “Executive”), confers upon the Executive the right to receive Stock, the payment of which is contingent upon achieving specified performance-based targets established by the Committee, as provided herein. This Award Agreement is entered into as a material inducement, within the meaning of Section 711(a) of the Rules of the American Stock Exchange, for the Executive to accept employment with the Company pursuant to that certain Employment Agreement, dated as of [_____], between the Executive and the Company (the “Employment Agreement”). The award of Performance Shares provided for herein (the “Performance Share Award”) is made in satisfaction of the Company’s obligation to grant Absolute Share Price Appreciation Shares arising under Section 3(b)(ii) of the Employment Agreement. In consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1 As used herein, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise.
a.	“Board” means the Board of Directors of the Company.

b.	“Cause” shall have the meaning provided in the Employment Agreement.

c.	“Change in Control” means:
i.	A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
ii.	During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.1(c)(i) or Section 1.1(c)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

iii.	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
A.	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
B.	After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, that no person or group shall be treated for purposes of this Section 2(c)(iii)(B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
iv.	The Company’s stockholders approve a liquidation or dissolution of the Company.
The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
d.	“Code” means the Internal Revenue Code of 1986, as amended, together with the regulations and other official guidance promulgated thereunder.
e.	“Committee” means the committee of the Board described in Article 12 of the Company’s Amended and Restated 2006 Incentive Award Plan.
f.	“Disability” means that the Executive qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time or, if no such plan is applicable to the Executive, as determined in the sole discretion of the Committee.
g.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

h.	“Fair Market Value” means, as of any given date, the value of a share of Stock determined as follows:
i.	If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
ii.	If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
iii.	If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.
i.	“Good Reason” shall have the meaning provided in the Employment Agreement.
j.	“Measurement Date” means April 1, 2011.
k.	“Performance Percentage” shall mean the percentage determined in accordance with the Share Price Target Table contained in Exhibit A hereto.
l.	“Performance Shares” shall mean up to [55,250] shares of Stock that will be issued to the Executive under this Award Agreement if the Performance Targets or such other criteria described hereunder are met during the applicable performance period.
m.	“Performance Targets” shall mean the specific target or targets determined by the Committee, as specified in Section 2.2 and Exhibit A hereto.
n.	“Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
o.	“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
p.	“Securities Act” means the Securities Act of 1933, as amended.
q.	“Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 5 below.
r.	“Subsidiary” means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
s.	“Termination of Service” shall mean the Executive’s termination of employment with the Company for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, or Disability, provided, that, if the Executive continues to serve as a Director immediately following any such termination of employment, the Committee may, in its sole discretion, determine that a Termination of Service has not occurred until such time as the Executive ceases to serve as a Director.
t.	“Volume Weighted Average Share Price” shall mean the trailing sixty-day volume weighted average closing price of a share of Stock on the principal exchange on which the Stock is then trading, as determined by the Committee.

ARTICLE II.
AWARD OF PERFORMANCE SHARES
Section 2.1 Award of Performance Shares. As of the Grant Date, the Company grants to the Executive the Performance Share Award on the terms and conditions set forth in this Award Agreement, in accordance with the Employment Agreement and as a material inducement, within the meaning of Section 711(a) of the Rules of the American Stock Exchange, to accept employment with the Company. The Performance Share Award represents a potential right to receive shares of Stock that may become payable based upon the Executive’s continued service and the achievement of the Performance Targets. The actual number of Performance Shares, if any, payable to the Executive will be based on the extent to which the Performance Targets are attained. The Executive’s right and interest in the Performance Share Award represents a mere unfunded and unsecured contingent promise to pay by the Company. As a further condition to the Company’s obligations under this Award Agreement, the Executive’s spouse, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B.
Section 2.2 Payment of Performance Shares.
(a) Subject to Section 2.2(b) below, in the event that (i) the Executive does not incur a Termination of Service prior to the Measurement Date, and (ii) the Volume Weighted Average Share Price on the Measurement Date exceeds $2.00, then the Executive shall be entitled to receive a number of Performance Shares equal to the product of (x) the maximum number of Performance Shares subject to this Performance Share Award, multiplied by (y) the Performance Percentage determined as of the Measurement Date in accordance with the Share Price Target Table contained in Exhibit A hereto. Any Performance Shares that become payable to the Executive shall be paid in whole shares of Stock as soon as practicable after the Measurement Date, but in no event later than the last day of the applicable two and one-half (2 1/2) month “short-term deferral” period with respect to such payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4) (the “Short-Term Deferral Period”).
(b) Notwithstanding Section 2.2(a) above:
(i)	In the event that, prior to the Measurement Date, a Change in Control occurs and the Executive has not experienced a Termination of Service prior to such Change in Control, then, upon such Change in Control, the Executive shall be entitled to receive the maximum number of Performance Shares subject to this Performance Share Award as soon as practicable after the Change in Control occurs, but in no event later than the last day of the applicable Short-Term Deferral Period;

(ii)	In the event that, after the Grant Date, but prior to the Measurement Date, the Executive experiences a Termination of Service by the Company without Cause or by the Executive for Good Reason, then the Executive shall be entitled to receive a number of Performance Shares determined by multiplying (x) the maximum number of Performance Shares subject to this Performance Share Award, times (y) the Performance Percentage applicable as of the date of such Termination of Service determined in accordance with the Share Price Target Table contained in Exhibit A hereto, payable, in any event, as soon as practicable after such Termination of Service, but in no event later than the last day of the applicable Short-Term Deferral Period; and
(iii)	In the event that, prior to the Measurement Date, the Executive experiences a Termination of Service due to the Executive’s death or Disability, then the Executive shall be entitled to receive a number of Performance Shares determined by multiplying (x) the maximum number of Performance Shares subject to this Performance Share Award, times (y) the Performance Percentage determined as of the date of such Termination of Service in accordance with the Share Price Target Table contained in Exhibit A hereto, payable as soon as practicable after such Termination of Service, but in no event later than the last day of the applicable Short-Term Deferral Period.
Section 2.3 Forfeiture; Transfer Restrictions. The right to receive the Performance Shares shall be subject to forfeiture as provided in Section 3.1 of this Award Agreement, and the Executive shall have no right to sell, assign, transfer, pledge, or otherwise encumber or dispose of the Performance Share Award or the Executive’s right to receive the Performance Shares.
Section 2.4 No Rights as Stockholder. Neither the Executive nor any person claiming under or through the Executive shall have any of the rights or privileges of a stockholder of the Company in respect of any shares that may become deliverable hereunder unless and until certificates representing such shares shall have been issued or recorded in book entry form on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Executive or any person claiming under or through the Executive.
ARTICLE III.
RESTRICTIONS
Section 3.1 Forfeiture.
(a) Termination of Service. Except as expressly provided in Section 2.2(b) above, in the event that the Executive incurs a Termination of Service for any reason prior to the Measurement Date, the Performance Share Award and the Performance Shares, to the extent not payable under Section 2.2 as of the date of such Termination of Service (the “Termination Date”), shall thereupon automatically and without further action be cancelled and forfeited by the Executive, and the Executive shall have no further right or interest in or with respect thereto. No portion of the Performance Share Award and no portion of the Performance Shares which are not payable to the Executive under Section 2.2 above as of the Termination Date shall thereafter become payable.
(b) Failure to Achieve Performance Target. Any portion of the Performance Share Award and any Performance Shares which do not become payable to the Executive as of the Measurement Date as a result of the relevant Performance Targets not being fully achieved shall automatically and without further action be cancelled and forfeited by the Executive as of the Measurement Date, and the Executive shall have no further right or interest in or with respect to such portion of the Performance Share Award or Performance Shares. No portion of the Performance Share Award and no portion of the Performance Shares which do not become payable to the Executive as of the Measurement Date as a result of the relevant Performance Targets not being fully achieved shall thereafter become payable.

Section 3.2 Distribution of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to this Award Agreement unless and until the Committee has determined that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to this Award Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that the Executive make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Executive to comply with any timing or other restrictions with respect to the settlement of any Performance Shares, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of this Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Executive any certificates evidencing shares of Stock issued upon settlement of any Performance Shares under this Award Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). No fractional shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of any vested fractional Performance Shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
ARTICLE IV.
MISCELLANEOUS
Section 4.1 No Right to Continued Employment. Nothing in this Award Agreement shall confer upon the Executive any right to continue as an employee, consultant, director or other service provider of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge the Executive at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Executive and the Company or any Subsidiary.
Section 4.2 Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Executive to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Executive’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Performance Shares. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow the Executive to elect to have the Company withhold Performance Shares that become payable under this Performance Share Agreement (or allow the return of such shares of Stock by the Executive) having a Fair Market Value equal to the sums required to be withheld, provided, that the number of shares which may be so withheld (or returned) with respect to a taxable event arising in connection with the Performance Shares shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.

Section 4.3 Section 409A. The Performance Share Award is not intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Code Section 409A. Nevertheless, to the extent that the Committee determines that the Performance Share Award may not be exempt from (or compliant with) Code Section 409A, the Committee may amend this Award Agreement in a manner intended to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Performance Share Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Performance Share Award, or (b) comply with the requirements of Code Section 409A. To the extent applicable, this Award Agreement shall be interpreted in accordance with the provisions of Code Section 409A.
Section 4.4 Tax Consultation. The Executive understands that he may suffer adverse tax consequences in connection with the Performance Share Award or the payment thereof. The Executive represents that the Executive has consulted with any tax consultants that he deems advisable in connection with the Performance Share Award and that the Executive is not relying on the Company for tax advice.
Section 4.5 Conformity to Securities Laws. This Award Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Award Agreement shall be administered, and the Performance Shares shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Award Agreement and the Performance Shares issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 4.6 Amendment. This Award Agreement may only be amended, modified or terminated by a writing executed by the Executive and by a duly authorized representative of the Company.
Section 4.7 Severability. In the event that any provision in this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement, which shall remain in full force and effect.
Section 4.8 Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Executive shall be addressed to him at his then current address on the books and records of the Company. By a notice given pursuant to this Section 4.8, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Executive shall, if the Executive is then deceased, be given to the Executive’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.8.
Section 4.9 Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
Section 4.10 Governing Law. The laws of the State of Colorado shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.11 Authority. The Committee or the Board, as applicable, shall have the power to interpret this Agreement and to adopt and interpret such rules for its administration, interpretation and application as are consistent with the terms hereof (including, but not limited to, the determination of whether or not any Performance Shares have vested and become payable). All actions taken and all interpretations and determinations made by the Committee or the Board, as applicable, in good faith will be final and binding upon the Executive, the Company and any and all other interested persons. No member of the Committee or the Board will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement and, to the greatest extent allowable pursuant to applicable law, each member of the Committee and the Board shall be fully indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with such administration of this Agreement.
ARTICLE V.
ADJUSTMENTS IN CAPITALIZATION.
Section 5.1 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make proportionate adjustments to any or all of the following in order to reflect such change: (a) the aggregate number and kind of shares that may be issued under this Award Agreement; and (b) the terms and conditions of the Performance Shares (including, without limitation, the Performance Targets). Any such adjustment shall be made consistent with the requirements of Section 162(m) of the Code to the extent that the Performance Shares are intended to constitute Qualified Performance-Based Compensation.
Section 5.2 In the event of any transaction or event described in Section 5.1 above or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of this Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Executive’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award Agreement, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a) To provide for either (1) termination of this Award Agreement in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the vesting and payment of the Performance Shares under this Award Agreement as of the date of such termination (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 5.2, the Committee determines in good faith that no amount would have been attained upon the realization of the Executive’s rights, then the Performance Shares may be terminated by the Company without payment), or (2) the replacement of such Performance Shares with other rights or property selected by the Committee in its sole discretion;
(b) To provide that the Performance Shares be (1) assumed by a successor or survivor corporation, or a parent or subsidiary thereof, or (2) substituted for by a similar award covering the stock of a successor or survivor corporation, or a parent or subsidiary thereof, in either case, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to the Performance Share Award and/or in the terms and conditions of the Performance Shares;
(d) To provide that the Performance Shares subject to this Award Agreement shall be fully vested and payable with respect to all such shares, notwithstanding anything to the contrary in this Award Agreement; and
(e) To provide that the Performance Shares cannot vest or become payable after such event.
IN WITNESS WHEREOF, this Award Agreement has been executed and delivered by the parties hereto.

RENTECH, INC., a Colorado corporation
By:
Name:
Title:

EXECUTIVE

Dan J. Cohrs

EXHIBIT A
SHARE PRICE TARGETS
For purposes of this Award Agreement, the Performance Percentage shall be determined as of any given date by matching the Volume Weighted Average Share Price on such date with the corresponding percentage listed in the Share Price Table below. To the extent that the applicable Volume Weighted Average Share Price falls between the incremental levels contained in this Share Price Target Table, the Performance Percentage shall be determined based on a linear pro ration between the relevant increments rounded to the nearest percentage point.
SHARE PRICE TARGET TABLE

If the Fair Market Value on the
determination date equals:	Then the Performance Percentage shall be equal to:
$2.00 per share or less	0%
$3.00 per share	50%
$4.00 per share or more	100%

EXHIBIT C

RENTECH, INC.

TOTAL SHAREHOLDER RETURN
INDUCEMENT PERFORMANCE SHARE AWARD AGREEMENT

RENTECH, INC. TOTAL SHAREHOLDER RETURN
INDUCEMENT PERFORMANCE SHARE AWARD AGREEMENT
THIS TOTAL SHAREHOLDER RETURN PERFORMANCE SHARE AWARD AGREEMENT (the “Award Agreement”), dated as of [_____] (the “Grant Date”), by and between Rentech, Inc., a Colorado corporation (the “Company”), and Dan J. Cohrs (the “Executive”), confers upon the Executive the right to receive Stock, the payment of which is contingent upon achieving specified performance-based targets established by the Committee, as provided herein. This Award Agreement is entered into as a material inducement, within the meaning of Section 711(a) of the Rules of the American Stock Exchange, for the Executive to accept employment with the Company pursuant to that certain Employment Agreement, dated as of [_____], between the Executive and the Company (the “Employment Agreement”). The award of Performance Shares provided for herein (the “Performance Share Award”) is made in satisfaction of the Company’s obligation to grant Total Shareholder Return Shares arising under Section 3(b)(ii) of the Employment Agreement. In consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE VI.
DEFINITIONS
Section 6.1 As used herein, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise.
a.	“Board” means the Board of Directors of the Company.
b.	“Cause” shall have the meaning provided in the Employment Agreement.
c.	“Change in Control” means:
i.	A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
ii.	During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.1(c)(i) or Section 1.1(c)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

iii.	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
A.	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
B.	After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, that no person or group shall be treated for purposes of this Section 2(c)(iii)(B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
iv.	The Company’s stockholders approve a liquidation or dissolution of the Company.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
d.	“Code” means the Internal Revenue Code of 1986, as amended, together with the regulations and other official guidance promulgated thereunder.

e.	“Committee” means the committee of the Board described in Article 12 of the Company’s Amended and Restated 2006 Incentive Award Plan.
f.	“Disability” means that the Executive qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time or, if no such plan is applicable to the Executive, as determined in the sole discretion of the Committee.
g.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
h.	“Fair Market Value” means, as of any given date, the value of a share of Stock determined as follows:
i.	If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii.	If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
iii.	If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.
i.	“Good Reason” shall have the meaning provided in the Employment Agreement.
j.	“Measurement Date” means April 1, 2011.
k.	“Peer Companies” means the peer companies listed on Exhibit B hereto, excluding any companies whose shares are no longer listed on an exchange or quoted on NASDAQ or a successor or other quotation system at such time as a calculation pursuant to this Agreement is required to be made using the Total Shareholder Return for the Peer Companies.
l.	“Performance Percentage” shall mean the Performance Percentage corresponding to the Total Shareholder Return Percentile in the Total Shareholder Return Table contained in Exhibit A hereto. For informational purposes an example of the Total Shareholder Return Percentile calculation is set forth on Exhibit A.
m.	“Performance Shares” shall mean up to [ ] shares of Stock that will be issued to the Executive under this Award Agreement if the Performance Targets or such other criteria described hereunder are met during the applicable performance period.
n.	“Performance Targets” shall mean the specific target or targets determined by the Committee, as specified in Section 2.2 and Exhibit A hereto.
o.	“Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
p.	“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
q.	“Securities Act” means the Securities Act of 1933, as amended.
r.	“Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 5 below.

s.	“Subsidiary” means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
t.	“Termination of Service” shall mean the Executive’s termination of employment with the Company for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, or Disability, provided, that, if the Executive continues to serve as a Director immediately following any such termination of employment, the Committee may, in its sole discretion, determine that a Termination of Service has not occurred until such time as the Executive ceases to serve as a Director.
u.	“Total Shareholder Return” shall mean the quotient (expressed as a percentage) obtained by dividing (i)(A) the Volume Weighted Average Share Price as of the Measurement Date or the Termination Date, as applicable, minus (B) the Volume Weighted Average Share Price as of April 1, 2008, plus (C) the aggregate amount of dividends paid in respect of a share of Stock during the period commencing on April 1, 2008 and ending on the Measurement Date, by (ii) the Volume Weighted Average Share Price on April 1, 2008.
v.	“Total Shareholder Return Percentile” means the relative performance percentile obtained when the Company’s Total Shareholder Return is compared to the total shareholder return of each of the Peer Companies, based on the same period and using the same methodology as that used to determine the Company’s Total Shareholder Return, as determined by the Committee. For informational purposes an example of the Total Shareholder Return Percentile calculation is set forth on Exhibit A.
w.	“Total Shareholder Return Threshold” shall mean a Total Shareholder Return Percentile in excess of 25%.
x.	“Volume Weighted Average Share Price” shall mean the trailing sixty-day volume weighted average closing price of a share of Stock on the principal exchange on which the Stock is then trading, as determined by the Committee.
ARTICLE VII.
AWARD OF PERFORMANCE SHARES
Section 7.1 Award of Performance Shares. As of the Grant Date, the Company grants to the Executive the Performance Share Award on the terms and conditions set forth in this Award Agreement, in accordance with the Employment Agreement and as a material inducement, within the meaning of Section 711(a) of the Rules of the American Stock Exchange, to accept employment with the Company. The Performance Share Award represents a potential right to receive shares of Stock that may become payable based upon the Executive’s continued service and the achievement of the Performance Targets. The actual number of Performance Shares, if any, payable to the Executive will be determined by reference to the Total Shareholder Return Percentile as of the Measurement Date or Termination Date, as applicable. The Executive’s right and interest in the Performance Share Award represents a mere unfunded and unsecured contingent promise to pay by the Company. As a further condition to the Company’s obligations under this Award Agreement, the Executive’s spouse, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C.

Section 7.2 Payment of Performance Shares.
(a) Subject to Section 2.2(b) below, in the event that (i) the Executive does not incur a Termination of Service prior to the Measurement Date, and (ii) during the period commencing on April 1, 2008 and ending on the Measurement Date, the Company achieves a Total Shareholder Return in excess of the Total Shareholder Return Threshold, then the Executive shall be entitled to receive a number of Performance Shares equal to the product of (x) the maximum number of Performance Shares subject to this Performance Share Award, multiplied by (y) the Performance Percentage determined as of the Measurement Date in accordance with the Total Shareholder Return Table contained in Exhibit A hereto. Any Performance Shares that become payable to the Executive shall be paid in whole shares of Stock as soon as practicable after the Measurement Date, but in no event later than the last day of the applicable two and one-half (2 1/2) month “short-term deferral” period with respect to such payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4) (the “Short-Term Deferral Period”).
(b) Notwithstanding Section 2.2(a) above:
(i)	In the event that, prior to the Measurement Date, a Change in Control occurs and the Executive has not experienced a Termination of Service prior to such Change in Control, then, upon such Change in Control, the Executive shall be entitled to receive the maximum number of Performance Shares subject to this Performance Share Award as soon as practicable after the Change in Control occurs, but in no event later than the last day of the applicable Short-Term Deferral Period;
(ii)	In the event that, (A) after March 31, 2009, but prior to the Measurement Date, the Executive experiences a Termination of Service by the Company without Cause or by the Executive for Good Reason, and (B) during the period commencing on April 1, 2008 and ending on the date of Termination of Service (the “Termination Date”), the Company achieves a Total Shareholder Return in excess of the Total Shareholder Return Threshold, then the Executive shall be entitled to receive a number of Performance Shares determined by multiplying (x) the maximum number of Performance Shares subject to this Performance Share Award, times (y) the Performance Percentage applicable as of the Termination Date, determined in accordance with the Total Shareholder Return Table contained in Exhibit A hereto, times (z)(1) if such Termination of Service occurs on any date after March 31, 2009 but prior to April 1, 2010, a factor of 25%, and (2) if such termination occurs on any date after March 31, 2010, but prior to April 1, 2011, a factor of 50%, payable, in any event, as soon as practicable after the Termination Date, but in no event later than the last day of the applicable Short-Term Deferral Period (it being understood that no Performance Shares shall become payable under this Section 2.2(b)(ii) in connection with a Termination of Service occurring on or prior to March 31, 2009); and
(iii)	In the event that, prior to the Measurement Date, (A) the Executive experiences a Termination of Service due to the Executive’s death or Disability, and (B) during the period commencing on April 1, 2008 and ending on the Termination Date, the Company achieves a Total Shareholder Return in excess of the Total Shareholder Return Threshold, then the Executive shall be entitled to receive a number of Performance Shares determined by multiplying (x) the maximum number of Performance Shares subject to this Performance Share Award, times (y) the Performance Percentage determined as of the Termination Date in accordance with the Total Shareholder Return Table contained in Exhibit A hereto, payable as soon as practicable after the Termination Date, but in no event later than the last day of the applicable Short-Term Deferral Period.

Section 7.3 Forfeiture; Transfer Restrictions. The right to receive the Performance Shares shall be subject to forfeiture as provided in Section 3.1 of this Award Agreement, and the Executive shall have no right to sell, assign, transfer, pledge, or otherwise encumber or dispose of the Performance Share Award or the Executive’s right to receive the Performance Shares.
Section 7.4 No Rights as Stockholder. Neither the Executive nor any person claiming under or through the Executive shall have any of the rights or privileges of a stockholder of the Company in respect of any shares that may become deliverable hereunder unless and until certificates representing such shares shall have been issued or recorded in book entry form on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Executive or any person claiming under or through the Executive.
ARTICLE VIII.
RESTRICTIONS
Section 8.1 Forfeiture.
(a) Termination of Service. Except as expressly provided in Section 2.2(b) above, in the event that the Executive incurs a Termination of Service for any reason prior to the Measurement Date, the Performance Share Award and the Performance Shares, to the extent not payable under Section 2.2 as of the Termination Date, shall thereupon automatically and without further action be cancelled and forfeited by the Executive, and the Executive shall have no further right or interest in or with respect thereto. No portion of the Performance Share Award and no portion of the Performance Shares which are not payable to the Executive under Section 2.2 above as of the Termination Date shall thereafter become payable.
(b) Failure to Achieve Performance Target. Any portion of the Performance Share Award and any Performance Shares which do not become payable to the Executive as of the Measurement Date as a result of the relevant Performance Targets not being fully achieved shall automatically and without further action be cancelled and forfeited by the Executive as of the Measurement Date, and the Executive shall have no further right or interest in or with respect to such portion of the Performance Share Award or Performance Shares. No portion of the Performance Share Award and no portion of the Performance Shares which do not become payable to the Executive as of the Measurement Date as a result of the relevant Performance Targets not being fully achieved shall thereafter become payable.
Section 8.2 Distribution of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to this Award Agreement unless and until the Committee has determined that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to this Award Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that the Executive make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Executive to comply with any timing or other restrictions with respect to the settlement of any Performance Shares, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of this Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Executive any certificates evidencing shares of Stock issued upon settlement of any Performance Shares under this Award Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). No fractional shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of any vested fractional Performance Shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

ARTICLE IX.
MISCELLANEOUS
Section 9.1 No Right to Continued Employment. Nothing in this Award Agreement shall confer upon the Executive any right to continue as an employee, consultant, director or other service provider of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge the Executive at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Executive and the Company or any Subsidiary.
Section 9.2 Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Executive to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Executive’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Performance Shares. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow the Executive to elect to have the Company withhold Performance Shares that become payable under this Performance Share Agreement (or allow the return of such shares of Stock by the Executive) having a Fair Market Value equal to the sums required to be withheld, provided, that the number of shares which may be so withheld (or returned) with respect to a taxable event arising in connection with the Performance Shares shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.
Section 9.3 Section 409A. The Performance Share Award is not intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Code Section 409A. Nevertheless, to the extent that the Committee determines that the Performance Share Award may not be exempt from (or compliant with) Code Section 409A, the Committee may amend this Award Agreement in a manner intended to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Performance Share Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Performance Share Award, or (b) comply with the requirements of Code Section 409A. To the extent applicable, this Award Agreement shall be interpreted in accordance with the provisions of Code Section 409A.

Section 9.4 Tax Consultation. The Executive understands that he may suffer adverse tax consequences in connection with the Performance Share Award or the payment thereof. The Executive represents that the Executive has consulted with any tax consultants that he deems advisable in connection with the Performance Share Award and that the Executive is not relying on the Company for tax advice.
Section 9.5 Conformity to Securities Laws. This Award Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Award Agreement shall be administered, and the Performance Shares shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Award Agreement and the Performance Shares issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 9.6 Amendment. This Award Agreement may only be amended, modified or terminated by a writing executed by the Executive and by a duly authorized representative of the Company.
Section 9.7 Severability. In the event that any provision in this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement, which shall remain in full force and effect.
Section 9.8 Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Executive shall be addressed to him at his then current address on the books and records of the Company. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Executive shall, if the Executive is then deceased, be given to the Executive’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.3.
Section 9.9 Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
Section 9.10 Governing Law. The laws of the State of Colorado shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 9.11 Authority. The Committee or the Board, as applicable, shall have the power to interpret this Agreement and to adopt and interpret such rules for its administration, interpretation and application as are consistent with the terms hereof (including, but not limited to, the determination of whether or not any Performance Shares have vested and become payable). All actions taken and all interpretations and determinations made by the Committee or the Board, as applicable, in good faith will be final and binding upon the Executive, the Company and any and all other interested persons. No member of the Committee or the Board will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement and, to the greatest extent allowable pursuant to applicable law, each member of the Committee and the Board shall be fully indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with such administration of this Agreement.

ARTICLE X.
ADJUSTMENTS IN CAPITALIZATION.
Section 10.1 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make proportionate adjustments to any or all of the following in order to reflect such change: (a) the aggregate number and kind of shares that may be issued under this Award Agreement; and (b) the terms and conditions of the Performance Shares (including, without limitation, the Performance Targets). Any such adjustment shall be made consistent with the requirements of Section 162(m) of the Code to the extent that the Performance Shares are intended to constitute Qualified Performance-Based Compensation.
Section 10.2 In the event of any transaction or event described in Section 5.1 above or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of this Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Executive’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award Agreement, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a) To provide for either (1) termination of this Award Agreement in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the vesting and payment of the Performance Shares under this Award Agreement as of the date of such termination (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 5.2, the Committee determines in good faith that no amount would have been attained upon the realization of the Executive’s rights, then the Performance Shares may be terminated by the Company without payment), or (2) the replacement of such Performance Shares with other rights or property selected by the Committee in its sole discretion;
(b) To provide that the Performance Shares be (1) assumed by a successor or survivor corporation, or a parent or subsidiary thereof, or (2) substituted for by a similar award covering the stock of a successor or survivor corporation, or a parent or subsidiary thereof, in either case, with appropriate adjustments as to the number and kind of shares and prices;
(c) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to the Performance Share Award and/or in the terms and conditions of the Performance Shares;
(d) To provide that the Performance Shares subject to this Award Agreement shall be fully vested and payable with respect to all such shares, notwithstanding anything to the contrary in this Award Agreement; and
(e) To provide that the Performance Shares cannot vest or become payable after such event.

IN WITNESS WHEREOF, this Award Agreement has been executed and delivered by the parties hereto.

RENTECH, INC., a Colorado corporation
By:
Name:
Title:

EXECUTIVE

[Name]

EXHIBIT D

FORM OF RELEASE
This General Release of all Claims (this “Agreement”) is entered into by Dan J. Cohrs (“Executive”) and Rentech, Inc. (the “Company”), effective as of [                    ].
In further consideration of the promises and mutual obligations set forth in the Employment Agreement between Executive and the Company, dated [                    ] (the “Employment Agreement”), Executive and the Company agree as follows:
1. Return of Property. All Company files, access keys, desk keys, ID badges, computers, electronic devices, telephones and credit cards, and such other property of the Company as the Company may reasonably request, in Executive’s possession must be returned no later than the date of Executive’s termination from the Company.
2. General Release and Waiver of Claims.
(a) Release. In consideration of the payments and benefits provided to Executive under the Employment Agreement and after consultation with counsel, Executive, personally and on behalf of each of Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors, and agents and all persons acting in concert with them or any of them (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, including without limitation, the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),1199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102, 69 Ops. Cal. Atty. Gen. 80 (1986); California Labor Code §§ 1102.5(a), (b); the California WARN Act, Cal. Lab. Code § 1400 et seq.; the California False Claims Act, Cal. Gov’t Code § 12650 et seq.; the California Corporate Criminal Liability Act, Cal. Penal Code § 387; and the California Labor Code, that the Releasors had, have, may have, or in the future may possess, arising out of (i) Executive’s employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that Executive does not release, discharge or waive any rights to payments and benefits provided under the Employment Agreement that are contingent upon the execution by Executive of this Agreement, any vested benefits, any rights to indemnification, or any rights as a shareholder of the Company.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
(b) Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Agreement, Executive hereby acknowledges and confirms the following: (i) Executive was, and is hereby, advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to Executive the terms of this Agreement, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA, and Executive has in fact consulted with an attorney; (ii) Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (iii) Executive knowingly and voluntarily accepts the terms of this Agreement; (iv) the payments and benefits provided to Executive in consideration of this release are in addition to any amounts otherwise owed to Executive; and (v) this Agreement is written in a manner designed to be understood by Executive and he understands it. Executive also understands that he has seven days following the date on which he signs this Agreement within which to revoke the release contained in this paragraph, by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph.
(c) No Assignment. Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement.
3. Proceedings. Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to any Claims released under this Agreement, including without limitation, any Claims relating to his employment or the termination of his employment, (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. Notwithstanding the foregoing, Executive may bring to the attention of the United States Equal Employment Opportunity Commission (the “EEOC”) claims of discrimination. Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

4. Remedies. In the event Executive initiates or voluntarily participates in any Proceeding, or if he fails to abide by any of the terms of this Agreement or his post-termination obligations contained in the Employment Agreement, or if he revokes the ADEA release contained in Paragraph 2(b) of this Agreement within the seven-day period provided under Paragraph 2(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the severance provisions of the Employment Agreement or terminate any benefits or payments that are subsequently due under the Employment Agreement, without waiving the release granted herein. The foregoing shall not apply to Executive’s bringing to the attention of the EEOC any claims of discrimination. Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under the Employment Agreement or his obligations under Paragraphs 2 and 3 of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Executive from breaching his post-termination obligations under the Employment Agreement or his obligations under Paragraphs 2 and 3 of this Agreement. Such injunctive relief in any court shall be available to the Company, in lieu of, or prior to or pending determination in, any arbitration proceeding.
Executive understands that by entering into this Agreement he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.
5. Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.
6. Non-admission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company.
7. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of California regardless of the law that might be applied under principles of conflicts of laws.
8. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with Executive’s employment by the Company that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by Executive or, if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association. The Company will pay the direct costs and expenses of any such arbitration, including the fees and costs of the arbitrator; provided, however, that the arbitrator may, at his or her election, award attorneys’ fees to the prevailing party, if permitted by applicable law.
9. Notices. All notices or communications hereunder shall be in writing, addressed as follows:
To the Company:
Rentech, Inc.
To Executive:
With a copy to:

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon confirmation of receipt by the sender of such transmission.
EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

RENTECH, INC.
By:
Title:
Dan J. Cohrs

EXHIBIT E
CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT
CONFIDENTIALITY
AND INVENTION ASSIGNMENT AGREEMENT
This Agreement is made as of the date set forth on the signature page hereto by Dan J. Cohrs, (hereinafter referred to as “me,” or “I”), for the benefit of RENTECH, INC., a Colorado corporation, called the “Company.”
WHEREAS, the Company and its subsidiaries and affiliates are engaged in business operations that require confidentiality, including, but not limited to, in the highly specialized business of designing and developing the technical and operational know-how of a process capable of converting synthesis gas, a mixture of hydrogen and carbon monoxide derived from coal and other solid and liquid carbon-bearing materials, as well as from industrial gas and natural gas into clean-burning liquid hydrocarbon products, including diesel fuel, aviation fuel, naphtha and other chemicals; and
WHEREAS, I recognize that I have been employed or retained by the Company because of skills and abilities in work which require the Company to impose the highest degree of trust and confidence in me, and I recognize that it is necessary for the Company to safeguard its legitimate proprietary interests relating to its business either through patents or by holding such information secret or confidential; and
WHEREAS, I am, as an employee, consultant or service provider of the Company or one of the Company’s subsidiaries or affiliates, in a position to receive proprietary and confidential information regarding the Company, its subsidiaries and affiliates, or its business which, if disclosed or used by me in any way, would be harmful to the economic interests of the Company.
NOW, THEREFORE, with respect to and in consideration of the initiation or continuance of my employment or service, and of other good and valuable consideration received by me, the sufficiency and receipt of which is hereby acknowledged, I hereby agree to abide by the terms of this Agreement, as follows:
1. Ownership of Ideas, Inventions and Other Improvements
1.1 All ideas, inventions, discoveries, trademarks, copyrightable works (including “works made for hire”), proprietary information, know-how, processes, designs, systems, techniques and other developments or improvements conceived by me, alone or with others, whether or not during working hours, which are within the scope of my work or the business operations, projects or anticipated activities of the Company or its subsidiaries or affiliates (collectively referred to as "Inventions”), shall be the exclusive property of the Company. In accordance with Section 2872 of the California Employee Patent Act, West’s Cal. Lab. Code Section 2870 et. seq., if applicable, I acknowledge that I am hereby advised that this Article 1.1 does not apply to any invention, new development or method (and all copies and tangible embodiments thereof) made solely by me for which no equipment, facility, material, Confidential Information (as defined below) or intellectual property of the Company or any of its affiliates was used and which was developed entirely on my own time; provided, however, that Article 1.1 shall apply if the invention, new development or method (i) relates at the time of its conception or reduction to practice to the Company’s or any of its affiliates’ business, or actual or demonstrably anticipated research and development, or (ii) results from any work performed by me for the Company or any of its affiliates.

I hereby assign and agree to assign my entire right, title and interest in any Inventions to the Company. To the extent such Inventions cannot be assigned, by operation of law or otherwise, I hereby irrevocably waive any right or interest I may have in and to such Inventions (including moral rights) as against the Company, and consent without further consideration to any use or actions the Company may make or take with respect to such Inventions that would otherwise violate my rights or interests in Inventions absent such consent.
1.2 I agree to disclose promptly to the Company any and all Inventions which I may conceive or make in the performance of my work with the Company from the beginning of my employment or service to the Company until the termination or conclusion thereof, whether they are made solely or jointly with others.
1.3 I further agree to assist the Company, at its sole option and expense, in obtaining patents or trademarks in the United States of America or elsewhere on any Inventions, whether they are made solely or jointly with others, and agree to execute all documents necessary to obtain such patents in the name of the Company.
1.4 My obligations and covenants contained in this Article 1 shall continue in effect after the termination of my employment or service with the Company (as applicable) with respect to all and any Inventions made or conceived by me during the term of my employment or service, and this obligation shall be binding upon my assigns, heirs, executors, administrators or other legal representatives.
2. Nondisclosure of Information
2.1 I agree and covenant, except as otherwise required by law, regulation, or other legal process, that I will not at any time, either during my employment or service or after my termination or conclusion thereof, in any fashion, form or manner, either directly or indirectly, divulge, disseminate, disclose or communicate to any person, firm or corporation in any manner whatsoever, any proprietary or confidential information, information of interest to the Company, trade secrets or business sensitive information (hereinafter called “Confidential Information”) concerning or relating to the Company or its subsidiaries and affiliates. Without limiting the generality of the foregoing, the foregoing shall include the items described in Article 1.1, the names of any Company customers, its customer lists, the prices it obtains or has obtained or at which it sells or has sold its products or at which it buys or has bought materials, components or other supplies, estimates of the foregoing, sales projections, advertising, personnel history or any other information of, about or concerning the business of the Company, its relations with its employees, consultants and other service providers, including salaries, job classifications, skill levels, and its manner of operation, its inventions, plans, processes, or other data of any kind, nature or description. Notwithstanding these prohibitions, I shall be entitled to divulge or authorize others in writing to divulge all information regarding my, his or her employment or service to the Company.
The parties hereto stipulate that as between them, the Confidential Information (whether on tangible or electronic media) is the exclusive property of the Company and is important, material, confidential, and constitutes trade secrets, and gravely affects the successful conduct of the business of the Company and its goodwill, and that any breach of the terms of this paragraph is a material breach of this Agreement. I shall not remove from the Company’s premises the original or any reproduction of Confidential Information (whether on tangible or electronic media) nor any of the information contained therein without the prior written consent of an authorized representative of the Company. Notwithstanding these prohibitions, I shall be entitled to divulge or authorize others in writing to divulge information regarding the term of and general duties with respect to my own employment or service to the Company.

2.2 I agree that upon termination of my employment or service to the Company for any reason, I will deliver to the Company in good condition any and all confidential and proprietary documents and other tangible or electronic Confidential Information and data, regardless of the form in which it is recorded, as well as any and all copies and reproductions (regardless of the form of such copies or reproductions), which I (i) received or obtained from or on behalf of the Company or (ii) prepared, compiled or collected during the course of my employment or service to the Company. I specifically agree not to retain any copies of any Confidential Information and that upon the Company’s request, I will execute a sworn statement certifying that I have complied with this paragraph.
2.3 I shall not disclose to the Company or induce the Company to use any secret, proprietary or confidential information or material belonging to others, including my former employers, if any. I am aware of no agreement, contract, non-compete covenant, non-disclosure/secrecy agreement or similar restriction that would in any way restrict, limit or prohibit my employment by or service to the Company or its subsidiaries and affiliates that I have not disclosed and provided to the Company.
2.4 I agree that the terms of Article 2 shall survive the termination of my employment or service to the Company, and I shall be bound by its terms at all times after the termination of my employment or service to the Company.
3. I acknowledge and agree that I have read the Agreement and have been provided with sufficient opportunity to consult with an attorney of my choice prior to the signing of the Agreement, and that the execution of this Agreement is a condition to my employment or service or continued employment or service with the Company.
4. I understand and acknowledge that if I breach this Agreement or am about to breach this Agreement, the Company shall have the right, and be entitled to, in addition to any other remedies it may have, injunctive relief, meaning that the Company can bar me from using or disclosing Inventions and Confidential Information. Accordingly, I agree that, in the event of my violation or threatened violation, the Company shall be entitled to an injunction before trial before any court of competent jurisdiction as a matter of course upon the posting of not more than a nominal bond, in addition to all such other legal and equitable remedies as many be available to the Company. The Company may elect to seek one or more of these remedies at its sole discretion on a case by case basis. Failure to seek any or all remedies in one case does not restrict the Company from seeking any remedies in another situation and shall not constitute a waiver of any of its rights.
5. In the event that any provision of this Agreement is invalidated or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall not be affected. To the extent that any provision of this Agreement is unenforceable because it is overbroad, that provision shall be limited to the extent required by applicable law and enforced as so limited.
6. The rights and duties of the parties will be governed by the local law of the State of California, excluding any choice-of-law rules that would require the application of the laws of any other jurisdiction, and I consent to the jurisdiction of the state and federal courts located in the state of California to adjudicate any disputes between me and the Company.
7. It is understood and agreed that this Agreement signed as of the date set forth below supersedes and replaces all previous written or oral confidentiality and invention assignment agreements and understandings between the parties.

Executed as of October [_____], 2008.

Name:	Dan J. Cohrs